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                                                                      Exhibit 99


                                                                  EXECUTION COPY

                               FOURTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

         This FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 19, 1996 (the "Fourth Amendment"), amends in certain respects the Amended and Restated Credit Agreement dated as of October 5, 1994 (as so amended, the "Credit Agreement"), among JPS Automotive L.P. (the "Borrower"), JPS Automotive Products Corp. ("JPS Automotive"), JPSGP Inc. ("JPSGP"), the institutions from time to time party thereto as Lenders, the institutions from time to time party thereto as Issuing Banks and Citibank, N.A., as collateral and documentation agent for Lenders and the Issuing Banks (the "Collateral Agent") and The Bank of Nova Scotia, as funding agent for the Lenders and the Issuing Banks (the "Funding Agent"; together with the Collateral Agreement, the "Administrative Agents") as amended by the First Amended and Restated Credit Agreement dated as of November 11, 1994, the Second Amendment to Amended and Restated Credit Agreement dated as of February 8, 1995 and the Fourth Amendment to Amended and Restated Credit Agreement dated as of February 27, 1996.

                                R E C I T A L S:

         Pursuant to a letter dated May 1, 1996, a copy of which is attached as Exhibit A hereto (the "Letter"), the Borrower has requested the undersigned, which constitute the Requisite Lenders, to amended the Credit Agreement along the lines set forth in the Letter. The Lenders party hereto have agreed to amend the Credit Agreement to accommodate the request of the Borrower, in each case subject to the terms set forth in this Fourth Amendment.

         NOW, THEREFORE, in consideration of the above recitals, each of the Borrower, JPS Automotive, JPSGP, the Lenders party hereto and the Administrative Agents agree as follows:

         Section 1. Defined Terms. Terms defined in the Credit Agreement not otherwise defined herein have the meanings given such terms in the Credit Agreement.

         Section 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

         2.1 Section 9.08 of the Credit Agreement is amended by deleting the word "and" immediately after the end of clause (vi) thereof and inserting the following new clause (viii) immediately following prior to the period at the end of clause (vii) of such section:

         ; and (viii) obtaining from Foamex a license to use Foamex's patented surface modification technology and leasing from Foamex certain equipment (not in excess of a net book value of $500,000) associated with the use of such license)

         Section 3. Conditions Precedent. This Fourth Amendment shall become effective as of the date hereof (the "Effective Date"), when the following conditions precedent shall have been satisfied:

         3.1 Delivery Requirements. The Collateral Agent shall have received a copy of this Fourth Amendment duly executed by the Borrower, JPS Automotive, JPSGP and the Requisite Lenders.

         3.2 No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing on the Effective Date after giving effect to the waivers and amendments contemplated by this Fourth Amendment, or shall result from the transactions contemplated in this Fourth Amendment.

         3.4 Representations and Warranties. All of the representations and warranties contained in Section 6.01 of the Credit Agreement and in any of the other Loan Documents (as defined giving effect to this Fourth Amendment) shall be true and correct in all material respects on and as of the Effective Date and after giving effect


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to the transactions contemplated in this Fourth Amendment (except for those representations and warranties which expressly speak as of a different date).

         Section 4. Representations and Warranties. The Borrower, JPS Automotive and JPSGP hereby represent and warrant to the Lenders party hereto that (i) the execution, delivery and performance of this Fourth Amendment by the Borrower, JPS Automotive and JPSGP are within their respective partnership and corporate powers and have been duly authorized by all necessary partnership and corporation action, and (ii) this Fourth Amendment constitutes the legal, valid and binding obligation of the Borrower, JPS Automotive and JPSGP, enforceable against each of them, respectively, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors' rights generally or by equitable principles generally.

         Section 5. Reference to and Effect on the Loan Documents.

         5.1 Upon the effectiveness of this Fourth Amendment, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

         5.2 Except as specifically amended above, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

         5.3 The execution, delivery and effectiveness of this Fourth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or either Administrative Agent under the Credit Agreement or any of the Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

         Section 6. Execution of Counterparts. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one of the same agreement.

         Section 7. Governing Law. This Fourth Amendment shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

         Section 8. Headings. Section headings in this Fourth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fourth Amendment or be given any substantive effect.

         IN WITNESS WHEREOF, this Fourth Amendment has been duly executed as of the date first above written.

                                 JPS AUTOMOTIVE L.P.
                                 By:     JPSGP Inc.
                                    ----------------------------------------
                                         Its General Partner

                                 By: _______________________________________

                                 Title:_____________________________________


                                 JPS AUTOMOTIVE PRODUCTS CORP.

                                 By: _______________________________________

                                 Title:_____________________________________

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                                 JPSGP, INC.

                                 By: _______________________________________

                                 Title:_____________________________________


                                 CITIBANK, N.A., as Collateral Agent and
                                 individually as a Lender

                                 By: _______________________________________

                                 Title:_____________________________________


                                 THE BANK OF NOVA SCOTIA, as Funding Agent and individually as a Lender

                                 By: _______________________________________

                                 Title:_____________________________________


                                 GENERAL ELECTRIC CAPITAL
                                 CORPORATION, as a Lender

                                 By: _______________________________________

                                 Title:_____________________________________


                                 HELLER FINANCIAL, INC., as a Lender

                                 By: _______________________________________

                                 Title:_____________________________________


                                 CREDIT LYONNAIS, New York Branch, as a Lender

                                 By: _______________________________________

                                 Title:_____________________________________


                                 CREDIT LYONNAIS, Cayman Island Branch, as a
                                 Lender

                                 By: _______________________________________

                                 Title:_____________________________________



                                 FLEET NATIONAL BANK, as a Lender

                                 By: _______________________________________

                                 Title:_____________________________________





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                                 NATIONAL WESTMINSTER BANK, USA, as a
                                 Lender

                                 By: _______________________________________

                                 Title:_____________________________________


                                 NATIONSBANK OF GEORGIA, N.A., as a Lender

                                 By: _______________________________________

                                 Title:_____________________________________